Hitachi Capital (HK) Ltd.
日立金融(香港)有限公司

LEASE AGREEMENT

Agreement No. : 6109691
Agreement Date : 29 JUN 2012

This LEASE AGREEMENT is made on the above date between HITACHI CAPITAL (HK) LIMITED of 16th Floor, Wai Fung Plaza, 664 Nathan Road, Mongkok, Kowloon, Hong Kong ("Lessor") and the Lessee, described as such in the Schedule ("Lessee").

SCHEDULE

LESSEE: ADGS ADVISORY LTD
BUSINESS REGISTRATION NO.: 58282105000 CI# 1593410
ADDRESS: 17/F GINZA SQUARE 565-567 NATHAN RD YAU MA TEI KLN

ITEM (1)	Description of Leased Property (according to Seller's description): NEW OFFICE DECORATION AT ROOM 2611-13A, 26/F., 113 ARGYLE ST., MONG KOK, KLN
ITEM (2)	Supplier: KAM TAI ENTERPRISE (HK) LIMITED
ITEM (3)	Place at which Property is to be delivered and kept:- RM 2611-13A 26/F 113 ARGYLE ST MONG KOK KLN
ITEM (4)	Term of Lease: 18 month(s)
ITEM (5)	Prepaid Rent: HK$ 47,032.00 covering the last 2 month(s)
ITEM (6)	Initial Rent: HK$ NIL
ITEM (7)	Monthly Rent: HK$ 23,516.00 1st payment: the date of issuance of Acceptance Receipt (see below) and Subsequent Rent by 15 months due on 25TH day of each month commencing from 25TH JULY 2012
ITEM (8)	Transfer Fee: HK$ 500.00 payable together with the 1st/last rental payment for purchasing the Property upon the completion of this Agreement.

AUTOPAY

(The whole section should be filled in)

Account Holder: ADGS ADVISORY LTD
Account No.: 025-334-82106210
ID No./BR No.: 58282105000
Bank's Name: SHANGHAI COMMERCIAL BANK LTD

Please read Article (4) of the Terms and Conditions overleaf before signing.

Note: Please read carefully the Terms and Conditions overleaf (Articles 1 to 26) and the Notice to Customers relating to the Personal Data (Privacy) Ordinance before signing.

The Lessee hereby give consent for and authorize Hitachi Capital (HK) Ltd. to obtain a credit report on me from the credit reference agency referred to below for the purpose of reviewing this application. Further credit reports on me will also be obtained by Hitachi Capital (HK) Ltd. for credit review purposes on a regular basis. In the event I wish to read the credit report, I may contact the credit reference agency directly.
TransUnion Limited Address: Suite 1006, Tower 6, The Gateway, 9 Canton Road, Tsimshatsui, Kowloon. Tel: 2577 1816

In witness whereof, the parties hereto have executed this Agreement by their respective officers as at the date first above set forth.

SIGNED for and on behalf of Lessee by		SIGNED for and on behalf of Lessor by MS VERONICA WONG
For and on behalf of ADGS ADVISORY LIMITED	For and on behalf of ADGS ADVISORY LIMITED	HITACHI CAPITAL (HK) LIMITED
Authorized Signature(s)	Authorized Signature(s)	Authorized Signature
Signature of Lessee	Signature of Bank Account Holder	Signature of Lessor
Witness's Name: MR. SHAWN LAM	Witness's Name: MR. SHAWN LAM	Witness's Name: MR. SHAWN LAM

ACCEPTANCE RECEIPT

Date: 29 JUN 2012

I/We hereby acknowledge the receipt in good order and condition as of this date of the Property as described in item (1) of Schedule and I/we further acknowledge that the term of the Lease shall commence from the date hereof.

For and on behalf of ADGS ADVISORY LIMITED

Authorized Signature(s)

Signature of Lessee

At the request of Lessee, Lessor has agreed to purchase/has purchased the Property hereinafter described for the purpose of leasing the same to Lessee upon the terms and conditions hereinafter appearing.

NOW THEREFORE THIS AGREEMENT WITNESSETH as follows :

For and in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto agree as follows :

Article 1 Leased Property

Lessor hereby leases to Lessee and Lessee hereby hires and takes by lease from Lessor, the Property (hereinafter called "Property") described in item (1) of the Schedule as attached hereto and made a part hereof (hereinafter called "Schedule") for the period, upon the terms and conditions herein set forth SUBJECT ALWAYS to the due and punctual payment of the rent hereinafter mentioned and the due observance and performance of the covenants and conditions herein contained.

Article 2 Term

The term of the leasing and hiring hereby provided for shall be the period described in item (4) of Schedule which term shall commence on the date when the acceptance receipt referred to in Article 6 hereof is issued.

Article 3 Rent and Initial Rent

(1) The rent for Property, the currency, method and time for payment thereof, shall be as described in item (7) of the Schedule and Autopay section (if applicable). The Lessee shall make punctual payment of the rent to the Lessor for the Property in accordance with the Schedule.

(2) The initial rent stated in item (6) of the Schedule (hereinafter called "Initial Rent") represents the portion of purchase price of the Property which shall be payable by the Lessee to the Lessor simultaneously on the execution of this Agreement.

Article 4 Autopay

(1) When the bank account holder(s) under the Autopay section and/or the Lessee (hereinafter called "Account Holder") provides the details under the Autopay section and signs under the Autopay section, the Account Holder and/or the Lessee confirm they have read and fully understood the terms and conditions of this Agreement and agree to be bound by them.

(2) The Account Holder authorizes its/his/their bank (hereinafter called "Bank") named under the Autopay section to effect transfer from its/his/their Bank account set out under the Autopay section to that of the Lessor in accordance with such instruction as the Bank may receive from the Lessor from time to time provided always that the amount of any one such transfer should not exceed the limit of each payment indicated in item (7) of the Schedule.

(3) The Account Holder agrees that its/his/their Bank shall not be obliged to ascertain whether or not notice of any such transfer has been given to the Account Holder.

(4) The Account Holder, if comprises more than one person, jointly and severally, accepts full responsibility for any overdraft on its/his/their Bank account which may arise as a result of any such transfer.

(5) The Account Holder confirms that its/ his/ their signature(s) on the Autopay section of this Agreement is/are the same as that/those for the operation of its/his/their Bank account maintained with the Bank to be debited for the transfer.

(6) The Account Holder agrees to notify the Lessor in writing of any change of Bank account or cancellation of autopay and further agrees that should there be insufficient funds in its/his/their Bank account to meet any transfer hereby authorized, the Bank shall be entitled, at its discretion, not to effect such transfer in which event the Bank may charge the Account Holder the Bank's service charges.

(7) The Account Holder agrees that any notice of cancellation or variation of this authorization which the Account Holder may give to the Bank shall be at least fourteen (14) working days prior to the date on which such cancellation/variation is to take effect and at the same time notice shall be given to the Lessor.

(8) Each of the Account Holder and the Lessee authorizes the Lessor to verify their personal information for the purpose of this Agreement and exchange the said information with any source the Lessor may choose for the purpose of data matching or for any other purposes.

Article 5 Automatic Transfer of Title to Property by Lessor

If (a) the Lessee shall have paid in full all the rents to the Lessor punctually during the term of lease and (b) the Lessee shall have paid in full to the Lessor the transfer fee stated in item (8) of the Schedule, Lessor shall automatically transfer to the Lessee the title in the Property and the Property in its then existing state and condition at the consideration stated in item (8) of the Schedule on the expiry of the term of lease. The Lessee acknowledges, understands and accepts the Property on an as-is basis and that the Lessor will not make any representation or warranty as to the working order, function, quality etc. of Property.

Article 6 Delivery of Property

(1) Lessee shall inspect Property and issue to Lessor an acceptance receipt as attached hereto on the date of its receipt of Property after receipt of Property from the Supplier referred to in item (2) of Schedule (hereinafter called "Supplier") or Lessor.

(2) Lessee may start using Property in accordance with the provisions of Article 8 hereof from the date Lessee issues to Lessor the acceptance receipt as provided for above.

(3) If Lessee finds any defect in Property with respect to the standard, specification, working order, functioo, etc., Lessee shall immediately notify Lessor thereof in writing and so state in the acceptance receipt as provided for in Article 6(1).

(4) If Lessee fails to perform any of the foregoing, Lessee agrees that it shall be conclusively presumed that Property has been delivered to the Lessee in perfect condition and Lessee shall not raise any complaint whatsoever on it later, whether against the Supplier or against the Lessor.

Article 7 Defects of Property

(1) Lessee, having negotiated with Supplier and having selected Property for its own use, hereby acknowledges that Lessor shall not in any respect be responsible for any delay in delivery by Supplier or Lessor or for any defects or for the quality or fitness for any particular purpose of Property whatsoever.

(2) If Lessee suffers damages in consequence of any reason including without limitation any delay in delivery of or any defect in or quality of or unfitness of Property whatsoever and Lessee having signed an acceptance receipt, Lessor agrees to assign to Lessee (at Lessee's expense) the right to seek compensation for damages from Supplier. Lessee acknowledges and understands that Lessor makes no representation as to the likelihood or legal possibility to recover such compensation.

(3) Article 7(2) above shall apply to the latent defects of Property mutatis mutandis unless there is any special agreement with Supplier excluding liability therefor.

(4) This Agreement shall constitute the entire contract between Lessor and Lessee and all or any representations by Lessor prior to the execution hereof unless expressly incorporated herein are deemed to be superseded hereby.

Article 8 Custody and Use of Property

(1) If Lessor instructs Lessee to affix labels, plates or other markings on Property stating that Property is owned by Lessor, Lessee at its own cost and expense shall follow such instruction.

(2) Lessor shall arrange to deliver Property to the place described in item (3) of Schedule and Lessee shall not remove Property therefrom without Lessor's prior written consent.

(3) Lessee shall treat Property as a good custodian would do as to the time and method of treatment and use and shall comply with and conform to all regulations and instructions of the governmental authorities.

(4) Lessee shall compensate Lessor for all damages to Property or to third party (whether or not caused by Lessee) and shall indemnify Lessor against all damages, costs, claims and demands which may be made of Lessor arising out or in consequence of the placement, custody or use of Property whilst in Lessee's possession.

Article 9 Maintenance of Property and Expenses

(1) Lessee shall at all times maintain Property in good operating condition and working order and repair the same whenever necessary and shall dutifully follow the manufacturer's recommendations as to use, servicing and maintenance.

(2) Lessee shall, at its own cost and expense, replace any and all parts and accessories, repair Property, conduct regular or extraordinary inspection, and do every and all maintenance and repair for the purposes provided for in the preceding paragraph. Lessee shall only replace worn out or damaged parts or accessories with parts supplied by or recommended by the original manufacturers unless Lessee shall first obtain Lessor's written consent.

(3) Lessee shall bear and pay as notified by Lessor all registration fees, taxes and levies (if any) which may be imposed upon the ownership, custody or use of Property, and any transactions based on this Agreement, excluding taxes to be imposed on Lessor's income.

Article 10 Alteration of Property

(1) Without the prior written consent of Lessor, Lessee shall not make any additions, improvements or alterations to Property or changes of the working order, function or quality thereof.

(2) If Lessee does make additions to or improves Property without the consent of Lessor, Lessee shall immediately upon being required so to do by Lessor remove the same at Lessee's costs and expense.

(3) Any additions, improvements or alterations made to Property (whether or not with Lessor's consent) shall be deemed to form part of Property.

Article 11 Affixation or Attachment of Property

(1) Without Lessor's prior written consent, Lessee shall not affix or attach Property to immovable property.

(2) Whenever Lessee requests Lessor for the consent provided for in the preceding paragraph, Lessee shall submit the original of the written consent or the certificate from the owner, or landlord of such immovable property to the effect that it agrees not to treat Property as forming a part of the said immovable property.

Article 12 Prohibition of Transfer, etc. of Property

(1) Lessee acknowledges that title of Property after delivery to Lessee shall remain with Lessor absolutely and accordingly Lessee shall not attempt to transfer Property nor do any other act that may infringe Lessor's ownership. Lessee shall not permit Property to be possessed or used by any third party without Lessor's prior written consent.

(2) Lessee shall not permit Property to be the subject of any legal execution or distraint or lien. If such event occurs, Lessee shall immediately notify Lessor thereof in writing and shall, at its own costs and expenses, forthwith cause Property to be released therefrom.

(3) If Lessor's title to Property is impeached or infringed whilst Property is the subject of this leasing (or if thereafter, in consequence of anything done by Lessee), Lessee shall bear all costs and expenses of Lessor incurred by Lessor in removing such impeachment or infringement.

Article 13 Inspection of Property

Lessor may enter into the office, factory or place, where Property is situate at any time and may inspect the status, working condition and condition of custody of Property.

Article 14 Loss and Damage to Property

(1) Lessee hereby assumes and shall bear the entire risk of loss and damage to Property which may be caused until the return of Property (ordinary wear and tear only excepted) to the Lessor.

(2) In the event of loss or damage to Property, Lessee, at its cost and expense and at the option of Lessor, shall (a) place the same in good repair, condition and working order; or (b) replace the same with like property in good repair, condition and working order.

(3) Whenever Property is lost (including damage impossible of repair or infringement of ownership), Lessee shall pay to Lessor the balance of all the rent payable under the term of lease remains unpaid.

(4) In case of Article 14(2) above, this Agreement shall continue without any amendment and in particular rent shall continue to be payable. In case of Article 14(3) above, this Agreement shall terminate upon completion of payment of the stipulated loss value but until such payment is made, the monthly rent for the Property stated in item (7) of the Schedule shall continue to be payable by the Lessee.

(5) When Lessee pays the stipulated loss value in accordance with Article 14(3) above, Lessor shall transfer to Lessee the ownership of Property in its then present condition together with its rights against third parties provided that Lessor shall not take any responsibility for the working order, function, quality etc. whatsoever of Property or financial ability of any such third person nor shall Lessor be deemed to have made any warranties whatsoever as to the validity of any such transfer or the ability to sustain any such claims.

Article 15 Insurance

(1) Lessee shall insure Property in the name of Lessor simultaneously with the acceptance receipt thereof as provided for in Article 6 hereof and keep the insurance renewed during the term hereof.

(2) Lessor shall determine the risk against which Property is to be insured. Such insurance shall be for an amount sufficient to cover the stipulated loss value of Property. Lessee shall insure against third party claims (including claims by Lessor or Lessee) arising out of the custody or use of Property, such insurance shall be in the name of Lessor but shall be in such amount as Lessee thinks fit.

(3) Lessee shall on demand pay to Lessor the premia for the above insurance as the same is effected and upon each renewal of the insurance cover.

Continued

(4) Lessee may at its own expense insure Property against such other risks as it desires but failure to do so shall not relieve Lessee from its obligations under Article 9 hereof.

(5) Failure to recover under any insurance shall not relieve Lessee from its responsibilities under Article 9 hereof.

Article 16 Receipt of Insurance Proceeds

(1) Lessor shall receive all insurance proceeds when an accident covered by insurance takes place.

(2) The proceeds of such insurance, at the option of Lessor, shall be applied towards:

A. payment for the acts set forth in A and B of Article 14(2) hereof.

B. payment to Lessor by Lessee as provided for in Article 14(3) etc hereof.

C. payment for damages to a third person or Lessee as a result of the occurrence of the accident covered by insurance.

(3) When accidents covered by insurance take place, Lessee shall immediately notify Lessor thereof in writing and shall deliver to Lessor without delay all documents necessary for receipt of insurance proceeds.

(4) When Lessee has duly performed the obligations provided for in Article 16(3), Lessee will be relieved from its responsibility to compensate Lessor for the amount as provided for in Article 14 hereof to the extent of insurance proceeds received by Lessor.

Article 17 Prepayment of Rent

(1) Lessee shall prepay to Lessor simultaneously with the execution of this Agreement such amount of rent as described in item (5) of Schedule as the security for performance of this Agreement.

(2) The said prepaid rent shall bear no interest, and subject to Articles 17(3) hereof, shall be automatically applied by Lessor in satisfaction of the rents falling due on the dates mentioned in the said item (5) on the due dates therefore until it is exhausted. This provision shall in no way relieve Lessee for promptly paying rents falling due on dates other than those mentioned in item (5).

(3) Notwithstanding the provisions of Article 17(2), if Lessee is in default under any of the provision of this Agreement (including the events referred to in Article 22 hereof) or of any of the provisions of any transaction referred to in Article 17(4), then Lessor shall be entitled to apply the said prepaid rent against all and any monies, damages, arrears of rent and/or stipulated loss value as Lessor thinks fit and, unless Lessor shall terminate the leasing under Article 18(1)(C), Lessee shall, on written demand by Lessor, again pay to Lessor the amount of aforesaid prepaid. rent (or such amount as may be required to make up the amount referred to item (5) of the Schedule) which shall serve as security and be treated in the same way as the original prepaid rent.

(4) If there is any transaction between Lessor and Lessee other than the transaction evidenced by this Agreement, or if there is any security submitted to Lessor other than the prepaid rent provided for in Article 17(1) (or treated as such under Article 17(3)) including the prepaid rent herein provided for, all of such securities shall be considered to secure all claims of Lessor and the order of use of such securities shall be the entire and unfettered discretion of Lessor.

Article 18 Default

(1) If Lessee fails to pay the rent provided for in Article 3 hereof after the same become due and payable, or if Lessee fails to observe or perform all and every provision of this Agreement, Lessor shall have the right to exercise any one or more of the following remedies without having to give any prior notice or demand to Lessee :

A. to declare a part of or the entire amount of all the rent payable under the term of lease and all other costs and expenses immediately due and payable;

B. to take possession of Property or demand its return;

C. to terminate the leasing created by this Agreement and to look to Lessee for compensation for all direct and consequential damages including loss of profits.

(2) Even if the remedies provided for in A and B of Article 18(1) have been taken by Lessor, Lessee shall not be relieved from any other liability under this Agreement including particularly liability for damages.

Article 19 Overdue Interest

If Lessee fails to pay any amount including rent due to Lessor under this Agreement, or any costs and expenses advanced by Lessor on behalf of Lessee, the same shall bear interest at the rate of 3 per cent per month until paid in full with such interest or HK$150, whichever is the higher amount.

Article 20 Prohibition of Assignment of Right by Lessee, etc.

(1) The leasing evidenced by this Agreement is personal to Lessee and Lessee shall not be entitled to assign its right or obligations hereunder to any third party.

(2) No monetary obligations of Lessee hereunder may be offset with claims against Lessor, Supplier, Lessor's assignees or predecessors in titled.

Article 21 Transfer of Lessor's Right

Lessor may, without Lessee's consent, transfer, pledge or establish a mortgage on Property subject to this Agreement. Lessor may, without Lessee's consent, transfer or pledge all or part of its right under this Agreement, or use Property as security.

Article 22 Events of Default

Should any one of the following events take place with respect to Lessee, Lessor may, without any prior notice or demand, exercise the remedies as provided for in Article 18(1), and the effects thereof shall be the same as those provided for in Article 18(2):

A. Suspension or discontinuance of business of Lessee or bankruptcy or dissolution of Lessee and any petition to bankruptcy or wind-up the Lessee is presented;

B. On Lessee being the subject of any writ of execution or distraint attachment or disposition (regardless of whether or not the same effects Property) or on a petition for the dissolution of Lessee is presented;

C. On Lessee failing to meet any judgment debt;

D. On Lessee entering into a composition with its creditors.

Article 23 Report of Business etc.

Lessee shall immediately on demand by Lessor made at any time provide Lessor with such particulars, in the opinion of the Lessor, material to Lessee's financial status and the place state and condition of Property at Lessor shall require.

Article 24 Surrender of Property

(1) Save that the Lessee has exercised its rights in accordance with Article 5 hereof, Lessee shall at its own expense immediately return Property to Lessor on the expiration or sooner determination of the leasing created by this Agreement.

(2) Lessee shall bear all costs and expenses incurred in connection with the return of Property.

Article 25 Interpretation

The captions to the Articles hereof are for reference only and are not an aid in the interpretation of the provisions hereof.

Article 26 Court Jurisdiction, etc.

The governing law of this Agreement and any guarantee given in respect to this Agreement shall be governed by the laws of Hong Kong and the parties hereto and any guarantor executing the guarantee agrees to submit to the jurisdiction of the Courts of Hong Kong.

<u>Notification Relating to the Personal Data (Privacy) Ordinance ("Ordinance")</u>

1. The Lessee agrees that the Lessor shall be entitled at its discretion to disclose detailed information relating to the Agreement to other credit agents or financial institutions for the purposes specified in paragraph 5 below.

2. The Lessee will be from time to time required to supply the Lessor with data in connection with the establishment or the continuation of the credit facility.

3. Failure to provide such data as mentioned in paragraph 2 above may result in the Lessor being unable to provide or continue to provide credit facilities to the Lessee.

4. It is also the case that data may be collected from the Lessee in the ordinary course of the continuation of the relationship between the Lessor and the Lessee.

5. The purposes for which data relating to the Lessee may be used are as follows:

(a) the daily operation of the services and credit facilities provided to the Lessee;

(b) conducting credit checks at the time of application for credit and at the time of regular or special reviews which normally will take place one or more times each year;

(c) creating and maintaining the consumer credit scoring models;

(d) assisting other financial institutions to conduct credit checks and collect debts;

(e) ensuring ongoing credit worthiness of the Lessee;

(f) designing financial services or related products for the Lessee's use;

(g) marketing financial services or related products;

(h) determining the amount of indebtedness owed to or by the Lessee;

(i) the enforcement of the Lessee's obligations, including without limitation the collection of amounts outstanding from the Lessee and from those providing security for the Lessee's obligations;

(j) complying with the requirements to make disclosure under the requirements of any law binding on the Lessor or any of its group members;

(k) enabling an actual or proposed assignee of the Lessor, or participant or sub-participant of the Lessor's rights in respect of the Lessee, to evaluate the transaction intended to be the subject of the assignment, participation or sub-participation; and

(l) any other purpose relating to any of the foregoing purposes.

6. Data held by the Lessor relating to the Lessee will be kept confidential but the Lessor may provide such data to the following parties for the purposes set out in paragraph 5 above:

(a) any agent, contractor or third party service provider who provides administrative, telecommunication, computer, payment or other services to the Lessor in connection with the operation of its business;

(b) any group member of the Lessor;

(c) any other person under a duty of confidentiality to the Lessor including a group member of the Lessor which has undertaken to keep such data confidential;

(d) any financial institution with which the Lessee has or proposes to have dealing;

(e) credit reference agencies and, in the event of default, to debt collection agencies;

(f) any actual or proposed transferee or assignee of the Lessor, participant or sub-participant or transferee or assignee of the Lessor's rights in respect of the Lessee; and

(g) any person to whom the Lessor is under an obligation to make disclosure under the requirements of any law binding on the Lessor or any of its group members.

7. Under and in accordance with the terms of the Ordinance and the Code of Practice on Consumer Credit Data approved and issued under the Ordinance, the Lessee has the right :

(a) to check whether the Lessor holds data about the Lessee and shall have access to such data;

(b) to require the Lessor to correct any data relating to the Lessee which is inaccurate;

(c) to ascertain the Lessor's policies and practices in relation to data, to be informed of the kind of personal data held by the Lessor about the Lessee and to be informed of the main purposes for which personal data held by the Lessor are to be used; and

(d) in relation to consumer credit, to request to be informed which items of data are routinely disclosed to credit reference agencies or debt collection agencies, and to be provided with further information to enable the making of an access and correction request to the relevant credit reference agency or debt collection agency.

8. By virtue of the Ordinance, the Lessor has the right to charge a reasonable fee for the processing of any data access request.

9. The Lessor may consider a credit report on the Lessee in connection with application. Should the Lessee require access to the credit report, enquiries should be to the Lessor, whose contact details are set out in paragraph 10 below.

10. The person to whom request for access to data or correction of data or for information regarding the Lessor's policies and practices on data and the kinds of data held, are to be addressed as follows:

The Data Protection Officer
Hitachi Capital (HK) Ltd.
16th Floor, Wai Fung Plaza, 664 Nathan Road, Mongkok, Kowloon.
Tel : 2390 3481 Fax : 2787 4257

11. The Lessee hereby gives his express consent to the Lessor to use his personal data for all purposes described in this Agreement or for any other purpose in respect of which the consent of the Lessee is required by law. Nothing herein contained shall limit the rights of the Lessor under the Personal Data (Privacy) Ordinance.

Hitachi Capital (HK) Ltd.
日立金融(香港)有限公司

GUARANTEE

Date : 29 JUN 2012

In respect of Lease Agreement No. 6109691 ("Lease Agreement")

This guarantee is given by me/us the undersigned in relation to a Lease Agreement entered into between lessee (described in Lease Agreement) ("Lessee") and HITACHI CAPITAL (HK) LIMITED of 16th Floor, Wai Fung Plaza, 664 Nathan road, Mongkok, Kowloon, Hong Kong as lessor ("Lessor").

In consideration of the Lessor agreeing to lease the Property under the Lease Agreement to the Lessee in accordance with the terms of the Lease Agreement, I/We the undersigned jointly and severally, irrevocably and unconditionally guarantee to Lessor the due and punctual performance by the Lessee of all its obligation under the Lease Agreement including without limitation payment of all the rent and interests on overdue payment(s) and any damages that may be due to Lessor in consequence of any breach by Lessee of any provision of the Lease Agreement. This Guarantee shall be a continuing Guarantee and shall not be affected by Lessor giving time or any other indulgence or accommodation to Lessee. I/We declare that Lessor shall be at liberty to act as though I/we were the Principal Debtor and this Guarantee shall be enforceable against me/us notwithstanding that Lessor may hold other forms of security or guarantees covering the obligations of Lessee mentioned herein or under the Lease Agreement.

We / I [the Guarantor(s)] hereby give consent for and authorize Hitachi Capital (HK) Ltd. to obtain a credit report on us / me from the credit reference agency referred to below for the purpose of reviewing this application. Further credit reports on us / me will also be obtained by Hitachi Capital (HK) Ltd. for review purposes. In the event the security provider(s) wish to read the credit report, we / I may contact the credit reference agency directly.
TransUnion Limited Address: Suite 1006, Tower 6, The Gateway, 9 Canton Road, Tsimshatsui, Kowloon. Tel: 2577 1816

Notification Relating to the Personal Data (Privacy) Ordinance ("Ordinance")

1. The Guarantor(s) agrees that the Lessor shall be entitled at its discretion to disclose detailed information relating to the Agreement to other credit agents or financial institutions for the purposes specified in paragraph 5 below.
2. The Guarantor(s) will be from time to time required to supply the Lessor with data in connection with the establishment or the continuation of the credit facility.
3. Failure to provide such data as mentioned in paragraph 2 above may result in the Lessor being unable to provide or continue to provide credit facilities to the Lessee.
4. It is also the case that data may be collected from the Guarantor(s) in the ordinary course of the continuation of the relationship between the Lessor and the Lessee.
5. The purposes for which data relating to the Guarantor(s) may be used are as follows:
   (a) the daily operation of the services and credit facilities provided to the Lessee;
   (b) conducting credit checks at the time of application for credit and at the time of regular or special reviews which normally will take place one or more times each year;
   (c) creating and maintaining the consumer credit scoring models;
   (d) assisting other financial institutions to conduct credit checks and collect debts;
   (e) ensuring ongoing credit worthiness of the Lessee / Guarantor(s);
   (f) designing financial services or related products for the Lessee / Guarantor's use;
   (g) marketing financial services or related products;
   (h) determining the amount of indebtedness owed to or by the Lessee;
   (i) the enforcement of the Lessee / Guarantor's obligations, including without limitation the collection of amounts outstanding from the Lessee and from those providing security for the Lessee's obligations;
   (j) complying with the requirements to make disclosure under the requirements of any law binding on the Lessor or any of its group members;
   (k) enabling an actual or proposed assignee of the Lessor, or participant or sub-participant of the Lessor's rights in respect of the Lessee / Guarantor(s), to evaluate the transaction intended to be the subject of the assignment, participation or sub-participation; and
   (l) any other purpose relating to any of the foregoing purposes.
6. Data held by the Lessor relating to the Guarantor(s) will be kept confidential but the Lessor may provide such data to the following parties for the purposes set out in paragraph 5 above:
   (a) any agent, contractor or third party service provider who provides administrative, telecommunication, computer, payment or other services to the Lessor in connection with the operation of its business;
   (b) any group member of the Lessor's;
   (c) any other person under a duty of confidentiality to the Lessor including a group member of the Lessor which has undertaken to keep such data confidential;
   (d) any financial institution with which the Lessee / Guarantor(s) has or proposes to have dealing;
   (e) credit reference agencies and, in the event of default, to debt collection agencies;
   (f) any actual or proposed transferee or assignee of the Lessor, participant or sub-participant or transferee or assignee of the Lessor's rights in respect of the Lessee; and
   (g) any person to whom the Lessor is under an obligation to make disclosure under the requirements of any law binding on the Lessor or any of its group members.
7. Under and in accordance with the terms of the Ordinance and the Code of Practice on Consumer Credit Data approved and issued under the Ordinance, the Guarantor(s) has the right:
   (a) to check whether the Lessor holds data about the Guarantor(s) and shall have access to such data;
   (b) to require the Lessor to correct any data relating to the Guarantor(s) which is inaccurate;
   (c) to ascertain the Lessor's policies and practices in relation to data, to be informed of the kind of personal data held by the Lessor about the Guarantor and to be informed of the main purposes for which personal data held by the Lessor are or are to be used; and
   (d) in relation to consumer credit, to request to be informed which items of data are routinely disclosed to credit reference agencies or debt collection agencies, and to be provided with further information to enable the making of an access and correction request to the relevant credit reference agency or debt collection agency.
8. By virtue of the Ordinance, the Lessor has the right to charge a reasonable fee for the processing of any data access request.
9. The Lessor may consider a credit report on the Guarantor(s) in connection with application. Should the Guarantor(s) require access to the credit report, enquiries should be to the Lessor, whose contact details are set out in paragraph 10 below.
10. The person to whom request for access to data or correction of data or for information regarding the Lessor's policies and practices on data and the kinds of data held, are to be addressed as follows:
    The Data Protection Officer
    Hitachi Capital (HK) Ltd.
    16th Floor, Wai Fung Plaza, 664 Nathan Road, Mongkok, Kowloon.
    Tel : 2390 3481 Fax : 2787 4257
11. The Guarantor(s) hereby gives his express consent to the Lessor to use his personal data for all purposes described in this Agreement or for any other purpose in respect of which the consent of the Guarantor(s) is required by law. Nothing herein contained shall limit the rights of the Lessor under the Personal Data (Privacy) Ordinance.

This Guarantee shall be governed by the laws of The Hong Kong Special Administrative Region.

The Guarantor acknowledges having signed this guarantee with full knowledge of the nature of the guarantor's obligations herein.

Name of Guarantor : CHAN KIN HANG DANVIL

ID No. : C6091219

Address : FLAT C 1/F BLK 1 SAUSALITO
1 YUK TAI ST MA ON SHAN N T

Signature of Guarantor

Witness's Name : MR. SHAWN LAM

Name of Guarantor : TONG WING SHAN MICHELLE

ID No. : K6235166

Address : 10/F BLK B YEE ON COURT
124 ARGYLE ST MONG KOK KLN

Signature of Guarantor

Witness's Name : MR. SHAWN LAM

Hitachi Capital (HK) Limited

DATE: 2012/07/04

PAYMENT SCHEDULE

Agreement No.: 6109691   Agreement Date: 2012/06/29

Customer Name: ADGS ADVISORY LTD
Address: UNIT 2611-13 26/F
113 ARGYLEST
MONG KOK KOWLOON

Monthly Payment: HK$23,516.00
Period: 18 months
Contract Amount: HK$423,288.00

Down Payment/Initial Rent: $0.00
Payment Method: AUTOPAY
A/C No.: 025-334-82106210
No. of Prepaid Rent: 2

Period	Due Date	Monthly Payment	O/S Balance	Monthly Interest	Monthly Principal
1	2012/06/29	$23,516.00	$399,772.00	$2,461.00	$21,055.00
2	2012/07/25	$23,516.00	$376,256.00	$2,296.93	$21,219.07
3	2012/08/25	$23,516.00	$352,740.00	$2,132.87	$21,383.13
4	2012/09/25	$23,516.00	$329,224.00	$1,968.80	$21,547.20
5	2012/10/25	$23,516.00	$305,708.00	$1,804.73	$21,711.27
6	2012/11/25	$23,516.00	$282,192.00	$1,640.67	$21,875.33
7	2012/12/25	$23,516.00	$258,676.00	$1,476.60	$22,039.40
8	2013/01/25	$23,516.00	$235,160.00	$1,312.53	$22,203.47
9	2013/02/25	$23,516.00	$211,644.00	$1,148.47	$22,367.53
10	2013/03/25	$23,516.00	$188,128.00	$984.40	$22,531.60
11	2013/04/25	$23,516.00	$164,612.00	$820.33	$22,695.67
12	2013/05/25	$23,516.00	$141,096.00	$656.27	$22,859.73
13	2013/06/25	$23,516.00	$117,580.00	$492.20	$23,023.80
14	2013/07/25	$23,516.00	$94,064.00	$328.13	$23,187.87
15	2013/08/25	$23,516.00	$70,548.00	$164.07	$23,351.93
16	2013/09/25	$23,516.00	$47,032.00	$0.00	$23,516.00
17	0000/00/00	$23,516.00	$23,516.00	$0.00	$23,516.00
18	0000/00/00	$23,516.00	$0.00	$0.00	$23,516.00
		$423,288.00		**$19,688.00**	**$403,600.00**